Exhibit 99.1

Ozop Energy Solutions, Inc. Taps SENSORWORX to Supply Sensors and Switches for ARC Controls Platform

Warwick, NY, July 24, 2024 (GLOBE NEWSWIRE) — Ozop Energy Solutions, Inc. (OZSC or the “Company”) a leader in renewable energy and power management solutions, is excited to announce that SENSORWORX has been selected as the OEM supplier of advanced sensors and switches for its ARC controls platform. This strategic collaboration enhances Ozop’s product offerings, providing customers with increased options and flexibility in their lighting control solutions.

Expanding Options and Flexibility with SENSORWORX Technology

The ARC platform, a cutting-edge lighting control system, integrates both wired and wireless technologies to offer a seamless user experience. The inclusion of SENSORWORX’s innovative sensor technology and reliable switch products will significantly expand the options available to customers, offering greater flexibility to tailor solutions to specific needs. This integration allows for customized configurations, making it easier to adapt to various commercial and industrial environments.

Brian Conway, CEO of Ozop Energy Solutions, Inc., commented: “Selecting SENSORWORX as our OEM supplier is a strategic decision to enhance the versatility of our ARC controls platform. By integrating SENSORWORX’s wide array of sensors and switches, we can provide our clients with a broader range of options, enabling them to customize their lighting control systems to better meet their unique requirements. This collaboration aligns with our commitment to delivering innovative, adaptable solutions that cater to the diverse needs of our customers.”

Josh Bond, Director of Business Development at SENSORWORX, added: “We are excited to be chosen by Automated Room Controls as their OEM supplier. Providing our products to ARC enables us to showcase the superior flexibility and adaptability of SENSORWORX technology on a broader scale. We look forward to supporting ARC in delivering high-quality, customizable solutions that drive energy efficiency and meet the evolving demands of the market.”

About Ozop Energy Solutions.

Ozop Energy Solutions (Ozop Energy Solutions (http://ozopenergy.com/) is the flagship company that oversees a wide variety of products in various stages of development in the renewable energy sector. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About SENSORWORX.

SENSORWORX brand lighting controls has redefined the occupancy sensor category. At the core of this claim is the incorporation of key innovations in three areas: Technology, Convenience, and Manufacturing Quality. SENSORWORX products are designed, produced, and sold by BLP Technologies, Inc. of Wallingford, Connecticut. Founded in 2017 by engineers with decades of experience in lighting controls, the team behind SENSORWORX has an unmatched resume of bringing high quality and innovative products to the lighting and building control marketplace. With particular expertise in occupancy sensing, BLP Technologies is uniquely qualified to make the SENSORWORX brand the new standard of quality and technology excellence.

http://www.SENSORWORX.com

About Automated Room Controls, Inc.

Also known as ARC, Inc. its mission is to deliver cutting-edge technology that simplifies complex control needs, ensuring seamless integration and exceptional performance. We aim to lead the industry by continuously innovating and providing solutions that meet the evolving demands of our customers. Our vision is to make control systems smarter, more efficient, and more accessible to everyone.

www.ARControl.com

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

About Ozop Engineering and Design

Ozop Engineering and Design engineers’ energy efficient, easy to install and use, digital lighting controls solutions for commercial buildings, campuses, and sports complexes throughout North America. Products include relays panels, controllers, occupancy/vacancy sensors, daylight sensors and wall switch stations. Ozop has a dedicated design team that produces system drawings and a technical support group for product questions and onsite system commissioning. Our mission is to be recognized for our deep understanding of power management systems and ability to provide the right solution for each facility.

www.ozopengineering.com

About Ozop Capital Partners

Ozop Capital Partners, Inc. is a wholly owned subsidiary of the Company, and wholly owns EV Insurance Company, Inc. (“EVIC”). EVIC, DBA Ozop Plus is licensed as a captive insurer that reinsures. www.OzopPlus.com

https://twitter.com/OzopEnergy

https://www.facebook.com/OzopEnergy/

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

Investor Relations Contact – Ozop

The Waypoint Refinery, LLC

845-397-2956

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